UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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IMPERIAL INDUSTRIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 3, 2012

[Name of Shareholder]
[Address of Shareholder]
[Address of Shareholder]

Dear Fellow Imperial Industries, Inc. Shareholder:

I am writing to you because Imperial has a very important shareholders meeting on October 17th and we still have not received your vote.  I have included another copy of our proxy statement with this letter in case you no longer have the original one that we had previously sent to you.

At the meeting we are asking our holders to approve the proposed merger in which shareholders will receive $.30 per share.

The Imperial board has unanimously determined that the merger is advisable and in the best interest of Imperial’s stockholders.

In reaching its determination, Imperial’s board consulted with its management, as well as its legal and financial advisors, and reviewed a number of issues relating to the company’s performance and financial outlook, as well as possible alternative strategies and the prospects of Imperial continuing as an independent company.  After this thorough review, the board determined that the merger being presented at the special meeting is the best alternative for our shareholders.

Imperial’s Board of Directors, urges you to vote “FOR” each of the proposals outlined in the enclosed proxy statement.

I also want to make sure you are aware of the facts about Imperial’s poor financial situation and the reasons the Board of Directors approved the proposed merger that are specifically provided on page 18 of our proxy statement, including that  Imperial may ultimately be forced to liquidate its operations if the merger is not approved.

In making your decision with regard to the merger, you should carefully read the entire proxy statement, which contains detailed information about the merger and the impact of the merger on the company and its shareholders.

The merger must be approved by at least a majority of the outstanding shares, and with such a high threshold, every vote matters.  So I am asking you to vote your shares today.

Because your shares are held in “street” name through a brokerage firm, I cannot send you another proxy form with this letter but if you no longer have your proxy form and would like to vote your shares you can either call your broker directly or you can call our proxy solicitation firm, Morrow & Co., LLC at 1-800-460-1014 and they will be able to help you vote your shares.

If you have any questions about the transaction or would like to speak with officers of the company directly, please contact our Chairman, Mr. S. Daniel Ponce at 305-772-9030, or our Chief Operating Officer, Mr. Howard Ehler, Jr. at 954-917-4114.

Thank you for your investment in Imperial and thank you for your attention to this very important matter.